EARNINGS PRESENTATION SECOND QUARTER 2023 2023

2SECOND QUARTER 2023 EARNINGS PRESENTATION This presentation contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, including Professional Holding Corp., or expects to acquire, as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) or its wholly-owned banking subsidiary, Seacoast National Bank (“Seacoast Bank”), to be materially different from results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward- looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, changes in interest rates, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior and credit risk as a result of the foregoing; potential impacts of the recent adverse developments in the banking industry highlighted by high- profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation and the possibility that the U.S. could default on its debt obligations; the risks of changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; changes in accounting policies, rules and practices; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; Seacoast’s ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect Seacoast or the banking industry; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a decline in stock market prices on our fee income from our wealth management business; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks; fraud or misconduct by internal or external, which Seacoast may not be able to prevent, detect or mitigate; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms, including the impact of supply chain disruptions; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, including the impacts related to or resulting from Russia’s military action in Ukraine, acts of terrorism, natural disasters, including hurricanes in the Company’s footprint, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving the Company, including as a result of the Company’s participation in the Paycheck Protection Program (“PPP”); Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated and sales of capital stock could trigger a reduction in the amount of net operating loss carryforwards that the Company may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible credit losses; risks related to environmental, social and governance (“ESG”) matters, the scope and pace of which could alter Seacoast’s reputation and shareholder, associate, customer and third-party affiliations; the risks relating to bank acquisitions including the the merger with Professional Holding Corp. including, without limitation: the diversion of management's time on issues related to the merger; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the mergers being lower than expected; the risk of deposit and customer attrition; regulatory enforcement and litigation risk; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruptions, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets; and other factors and risks described under “Risk Factors” herein and in any of the Company's subsequent reports filed with the SEC and available on its website at www.sec.gov All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2022 and quarterly report on Form 10-Q for the quarter ended June 30, 2023 under "Special Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors", and otherwise in the Company’s SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov. Cautionary Notice Regarding Forward-Looking Statements

3SECOND QUARTER 2023 EARNINGS PRESENTATION • $15.0 billion in assets as of June 30, 2023, operating in the nation’s fastest growing and third most populated state • Strong presence in Florida’s most attractive markets ▪ #1 Florida-based bank in Orlando MSA ▪ #1 Florida-based bank in Palm Beach county ▪ #1 market share in Port St. Lucie MSA ▪ #2 Florida-based bank in St. Petersburg • A top three publicly traded community bank headquartered in Florida • Market Cap: $1.9 billion as of June 30, 2023 • Serving over 280,000 customers throughout Florida, with a wide variety of customer segments and industries • Strong capital position, supporting further organic growth and opportunistic acquisitions • Unique customer analytics capabilities, driving value creation with new, acquired, and existing customers Jacksonville MSA West Palm Beach Fort Lauderdale Miami MSA Port St. Lucie MSA Orlando MSA Tampa St. Petersburg MSA Naples Fort Myers MSA Valuable Florida Franchise with Strong Capital and Liquidity SEACOAST BANK FOOTPRINT

4SECOND QUARTER 2023 EARNINGS PRESENTATION • Seacoast successfully completed the Professional Bank conversion, wrapping up a significant period of M&A activity that has moved Seacoast beyond the $10 billion asset hurdle and definitively positioned Seacoast as Florida’s Bank. • Net income increased $19.4 million, or 164%, to $31.2 million and adjusted net income1 increased $20.0 million, or 68%, to $49.2 million. • Return on average tangible common equity increased to 12.08%, and on an adjusted basis1 increased to 16.08%. • Strong capital, with ratio of tangible common equity to tangible assets increasing to 8.53%. Adjusting all HTM securities to fair value, the tangible common equity to tangible assets ratio remains at a peer-leading 7.87%. Holding changes in AOCI constant, we expect this ratio to continue to grow in the coming periods. • Total deposits stable at $12.3 billion. • Maintained lending discipline and ended the period with 82% loan to deposit ratio. • Asset quality remains excellent with charge-offs, non-accruals, and criticized assets at historically low levels. • Robust liquidity position, representing 184% of uninsured and uncollateralized deposits. • In late July, as we continue our focus on efficiency and streamlining operations, we executed a reduction in the Company’s workforce by approximately 5%. Second Quarter 2023 Highlights 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. Comparisons are to the first quarter of 2023 unless otherwise stated

Net Interest Income



Net Interest Income
Net Interest Margin
NIM, excluding accretion on acquired loans
($ in thousands)
$81,764
3.38%
3.26%
$88,399
3.67%
3.58%
$119,858
4.36%
4.01%
$131,351
4.31%
3.78%
$127,153
3.86%
3.43%
2Q'22
3Q'22
4Q'22
1Q'23
2Q'23

- Net interest income[1] totaled $127.2 million, a decrease of $4.2 million, or 3%, from the prior quarter.
- Net interest margin contracted 45 basis points to 3.86% and, excluding the effect of accretion on acquired loans, net interest margin contracted 35 basis points to 3.43%. The decline in the net interest margin from prior quarter was the result of a decline of $1.8 million in the accretion for acquired loans, and the impact of rising deposit rates.
- Securities yields expanded 28 basis points to 3.13%, including approximately 12 basis points of benefit from interest rate swaps initiated in the current quarter.
- Loan yields increased three basis points from the prior quarter. Excluding the effect of accretion on acquired loans, yields increased 16 basis points to 5.33%.
- The cost of deposits increased 61 basis points to 1.38%, primarily the result of higher short term interest rates, and an increasingly competitive deposit market.

[1] *Calculated on a fully taxable equivalent basis using amortized cost.*

SeacoastBank SECOND QUARTER 2023 EARNINGS PRESENTATION 5

Noninterest Income

Noninterest Income ($ in thousands)



BOLI
Other Income[2]
Insurance Agency Income
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$16,964
$1,349
$4,246
$932
$2,774
$4,255
$3,408
$1,101
$22,445
$1,916
$7,003
$426
$3,063
$4,694
$4,242
$1,160
$21,576
$2,068
$4,828
$576
$3,318
$5,066
$4,560
2Q'22
1Q'23
2Q'23

Adjusted Noninterest Income[1] ($ in thousands)



BOLI
Other Income[3]
Insurance Agency Income
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$17,264
$1,349
$4,546
$932
$2,774
$4,255
$3,408
$1,101
$20,221
$1,916
$4,779
$426
$3,063
$4,694
$4,242
$1,160
$21,752
$2,068
$5,004
$576
$3,318
$5,066
$4,560
2Q'22
1Q'23
2Q'23

Noninterest income decreased $0.9 million from the prior quarter to $21.6 million, and adjusted noninterest income[1] increased $1.5 million to $21.8 million. Changes on an adjusted basis include:

- Service charges on deposits increased $0.3 million compared to the prior quarter and increased $1.2 million compared to the prior year quarter, benefiting from a continued focus on driving higher treasury fees.
- Interchange income totaled $5.1 million in the second quarter, an increase of $0.4 million, or 8%, when compared to the prior quarter and $0.8 million, or 19%, compared to the prior year quarter. As a reminder, in the third quarter interchange income will decline as a result of the impact of the Durbin amendment.
- The wealth management division continues to demonstrate success in building relationships, and during the second quarter of 2023, income increased $0.3 million, or 8%, compared to the prior quarter and $0.5 million, or 20%, compared to the prior year quarter. The group added $60 million in assets under management in the second quarter of 2023, bringing total assets under management to $1.6 billion, up 36% from the prior year.

[1] Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2] Other Income includes income and gains on SBIC investments, SBA gains, marine finance fees, and other fees related to customer activity as well as $2.1 million BOLI benefits on death in 1Q'23, and securities losses of $300 thousand in 2Q'22, gains of $107 thousand in 1Q'23 and losses of $176 thousand in 2Q'23.
[3] Other Income on an adjusted basis includes income and gains on SBIC investments, SBA gains, marine finance fees, and other fees related to customer activity.

SeacoastBank SECOND QUARTER 2023 EARNINGS PRESENTATION 6

7SECOND QUARTER 2023 EARNINGS PRESENTATION $708 $793 $870 $1,025 $1,158 $1,161 $1,239 $1,228 $1,162 $1,228 $1,387 $1,518 $1,578 2Q'20 3Q'20 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 Assets Under Management ($ in millions) 28% CAGR A Continued Focus on Building Wealth Management Assets under management totaled $1.6 billion at June 30, 2023, increasing 36% from June 30, 2022. This is a result of the wealth management team’s continuing success at winning business with commercial relationships and high net worth families across the footprint. Wealth management income was $3.3 million in the second quarter of 2023, compared to $3.1 million in the prior quarter, and $2.8 million in the prior year quarter. In the past three years, assets under management have increased at a compound annual growth rate (“CAGR”) of 28%.

Noninterest Expense



Noninterest Expense ($ in thousands)
Other Expense[2]
Legal & Professional
Occupancy & Telephone
FDIC Assessment
Data Processing Cost
Amortization of Intangibles
Salaries & Benefits
$56,148
$6,260
$2,946
$6,546
$6,043
$1,446
$32,207
$107,475
$10,809
$7,479
$10,286
$1,443
$14,553
$6,727
$56,178
$107,865
$10,256
$4,062
$10,928
$2,116
$20,222
$7,654
$52,627
2Q'22
1Q'23
2Q'23



Adjusted Noninterest Expense[1] ($ in thousands)
Other Expense[2]
Legal & Professional
Occupancy & Telephone
FDIC Assessment
Data Processing Cost
Salaries & Benefits
$51,663
$5,887
$1,565
$6,347
$5,623
$31,542
$81,925
$9,698
$2,687
$9,001
$1,443
$8,002
$51,094
$83,992
$9,739
$2,397
$9,911
$2,116
$9,318
$50,511
2Q'22
1Q'23
2Q'23

Noninterest expense increased $0.4 million on a GAAP basis and increased $2.1 million on an adjusted basis. Changes quarter-over-quarter on an adjusted basis, which exclude transaction-specific costs, include:

- Salaries and benefits decreased $0.6 million to $50.5 million in the second quarter of 2023, primarily as a result of higher seasonal payroll taxes impacting the first quarter of 2023.
- Outsourced data processing costs increased $1.3 million and occupancy and telephone costs increased $0.9 million in the second quarter of 2023, with higher transaction volume and growth in customers. In June 2023, conversion was completed of all Professional Bank systems, including the consolidation of five branch locations.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Other Expense includes marketing expenses, provision for unfunded commitments, foreclosed property expense and net loss/(gain) on sale and other expenses associated with ongoing business operations.

SeacoastBank SECOND QUARTER 2023 EARNINGS PRESENTATION 8

9SECOND QUARTER 2023 EARNINGS PRESENTATION Efficiency Ratio Trend Pa lm B ea ch C om m un ity a nd N or th S ta r Ba nk A cq ui si tio n 50% 62% 48% 53% 55% 60% 54% 62% 56% 57% 63% 65% 67% 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 4Q '21 1Q '22 2Q '22 3Q '22 4Q '22 1Q '23 2Q '23 50% 55% 49% 52% 53% 51% 53% 55% 53% 53% 52% 53% 56% 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 4Q '21 1Q '22 2Q '22 3Q '22 4Q '22 1Q '23 2Q '23 GAAP - Efficiency Adjusted - Efficiency1 • The efficiency ratio was 67.3% for the second quarter of 2023 compared to 65.4% in the prior quarter and 56.2% in the second quarter of 2022. • The adjusted efficiency ratio1 was 56.4% for the second quarter of 2023 compared to 53.1% in the prior quarter and 53.2% in the second quarter of 2022. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. Freedom Bank Legacy Bank of Florida Sabal Palm Bank and Florida Business Bank Drummond Bank and Apollo Bank Professional Bank The increase in the adjusted efficiency ratio primarily reflects the impact of higher deposit rates on net interest income in the period.

10SECOND QUARTER 2023 EARNINGS PRESENTATION $6,542 $6,691 $8,145 $10,134 $10,118 4.29% 4.45% 5.29% 5.86% 5.89% 4.13% 4.31% 4.80% 5.17% 5.33% Yield Excluding Accretion on Acquired Loans Reported Yield Total Loans 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 Total Loans End-of-Period ($ in millions) Disciplined Approach to Lending in a Strong Florida Economy Loans outstanding declined by $16 million as the Company maintains its disciplined approach to lending. Loan yields increased three basis points from the prior quarter. Excluding the effect of accretion on acquired loans, yields increased 16 basis points to 5.33%. Total loan originations were $519 million, up from $536 million in the prior quarter. New loan add on yields increased by 29 basis points to 7%.

11SECOND QUARTER 2023 EARNINGS PRESENTATION Commercial Real Estate - Owner Occupied $1,669,369 16% Construction and Land Development $794,371 8% Consumer $272,082 3% Commercial & Financial $1,610,895 16% Commercial Real Estate - Non-Owner Occupied $3,370,211 33% Residential Real Estate $2,396,352 24% At June 30, 2023 ($ in thousands) Seacoast's Lending Strategy Sustains a Diverse Loan Portfolio The Company remains focused and committed to its strict credit underwriting standards. Construction and land development and commercial real estate loans, as defined in regulatory guidance, represent 47% and 236%, respectively, of total consolidated risk based capital. Seacoast’s average loan size is $278 thousand and the average commercial loan size is $685 thousand. Portfolio diversification in terms of asset mix, industry, and loan type, has been a critical element of the Company’s lending strategy. Exposure across industries and collateral types are broadly distributed. Construction & Land Development and CRE Loans to Total Risk Based Capital 278% 236% 66% 47% CRE Construction & Land Development Peers SBCF Peer Source: 1Q’23 S&P Capital Paycheck Protection Program $4,639 <1%

12SECOND QUARTER 2023 EARNINGS PRESENTATION At June 30, 2023 Loan Portfolio Mix CRE-Retail, 10.92% CRE-Office, 6.18% CRE-Multifamily 5+, 5.07% CRE-Hotel/Motel, 4.20% CRE-Industrial/Warehouse, 3.65% CRE-Other, 3.30% OOCRE-Office, 4.85% OOCRE-Other, 11.65% Construction & Land Development, 7.85% Commercial & Financial, 15.89% Residential, 23.72% Consumer, 2.69% PPP, 0.05% Segment Balance ($ in thousands) % of Balance Non-Owner Occupied CRE Retail $ 1,104,772 10.92 % Office 625,562 6.18 Multifamily 5+ 512,762 5.07 Hotel/Motel 424,472 4.20 Industrial/Warehouse 369,124 3.65 Other 333,519 3.30 Total Non-Owner Occupied CRE $ 3,370,211 33.32 % OOCRE-Office 490,354 4.85 % OOCRE-Other 1,179,015 11.65 Construction & Land Development 794,371 7.85 Commercial & Financial 1,607,762 15.89 Residential 2,399,485 23.72 Consumer 272,082 2.69 PPP 4,639 0.05 Total Loans $ 10,117,919 100.00 % Non-owner occupied commercial real estate are properties where the source of repayment is from the sale or lease of the property, or the owner does not occupy the property Owner-occupied CRE is used by the owner, where the primary source of repayment is the cash flow from business operations housed within the property.

Non-owner Occupied Commercial Real Estate in Florida's Strongest Markets

Non-owner Occupied Commercial Real Estate by MSA	Balance ($ in thousands)	Balance % of Total Loans
Miami / Dade County	$ 656,823	6.49 %
Orlando-Kissimmee, FL MSA	472,068	4.67
Ft. Lauderdale / Broward County	382,258	3.78
West Palm Beach / Palm Beach County	369,782	3.65
Tampa-St. Petersburg-Clearwater, FL	199,910	1.98
Sarasota-Bradenton-Venice, FL MSA	145,920	1.44
Deltona-Daytona Beach-Ormond Beach, FL MSA	112,885	1.12
Port St. Lucie, FL MSA	110,149	1.09
Jacksonville, FL MSA	108,936	1.08
Palm Bay-Melbourne-Titusville, FL MSA	94,854	0.94
All Other FL	547,930	5.41
Outside FL	168,696	1.67

14% of total loans in vibrant, South Florida tri-county area.

Between 2010 and 2020, Florida's population grew 14.6%, twice the rate of overall U.S. population growth.

Florida has been the top state for net in-migration for the past five years.

Compared to national average, Florida office has better absorption, 24% lower vacancy, and about half the volume of new supply coming to market.

Sources: U.S. Census data, JLL

SeacoastBank SECOND QUARTER 2023 EARNINGS PRESENTATION 13

14SECOND QUARTER 2023 EARNINGS PRESENTATION Non-owner Occupied Commercial Real Estate CRE Non-Owner Occupied ($ in ‘000s) Balance Balance % of Total Loans Average Loan Size 30+ Days Past- Accruing Non Accrual Weighted LTV Retail $ 1,104,772 10.92% $ 2,053 $ — $ — 52 % Office 625,562 6.18 1,677 231 — 55 Multifamily 5+ 512,762 5.07 984 — 282 58 Hotel/Motel 424,472 4.20 3,894 — 1,012 51 Industrial/Warehouse 369,124 3.65 1,775 — 274 54 Other 333,519 3.30 743 414 7,102 53 Total $ 3,370,211 33.32% $ 1,622 $ 645 $ 8,670 54 % Retail Segment: Targets grocery or credit tenant anchored shopping plazas, single credit tenant retail buildings, smaller outparcels and other retail units. • 10.92% of total loans. • 52% weighted average loan-to-value, low leverage. • $2.1 million average loan size. • 14 loans over $10 million. Office Segment: Targets low to mid-rise suburban offices, broadly diversified across many professional services. • 6.18% of total loans. • 55% weighted average loan-to-value, low leverage. • $1.7 million average loan size. • 8 loans over $10 million.

15SECOND QUARTER 2023 EARNINGS PRESENTATION Allowance for Credit Losses and Purchase Discount ($ in thousands) Loans Outstanding Allowance for Credit Losses % of Category Purchase Discount % of Category Construction and Land Development $ 794,371 $ 6,960 0.88% $ 11,882 1.50 % Owner Occupied Commercial Real Estate 1,669,369 6,418 0.38 30,514 1.83 Commercial Real Estate 3,370,211 54,103 1.61 92,287 2.74 Residential Real Estate 2,396,352 36,710 1.53 34,959 1.46 Commercial & Financial 1,610,895 40,272 2.50 28,113 1.75 Consumer 272,082 15,252 5.61 4,063 1.49 Total Excluding PPP $ 10,113,280 $ 159,715 1.58% $ 201,818 2.00 % Paycheck Protection Program $ 4,639 $ — — % $ — — % Total $ 10,117,919 $ 159,715 1.58% $ 201,818 1.99 % The total allowance for credit losses of $159.7 million as of June 30, 2023, represents management’s estimate of lifetime expected credit losses. Combined with the $201.8 million remaining unrecognized discount on acquired loans, a total of $361.5 million, or 3.6%, of total loans is available to cover potential losses. As acquired loans are repaid, the unrecognized discount is earned as an adjustment to yield over the life of the loans. Additionally, a reserve for potential credit losses on lending-related commitments of $4.7 million is reflected within Other Liabilities.

16SECOND QUARTER 2023 EARNINGS PRESENTATION Net Charge-Offs (Recoveries) $3,027 $841 $3,188 $705 0.13% 0.05% 0.01% 0.14% 0.03% NCO NCO/Average Loans 2020 2021 2022 1Q'23 (% annualized) 2Q'23 (% annualized) ($ in thousands) Nonperforming Loans and Classified Assets $36,110 $30,598 $28,843 $50,787 $48,326 0.63% 0.52% 0.35% 0.50% 0.48% 1.30% 1.25% 0.89% 1.03% 0.90% NPL NPL/Total Loans Classified Assets/Total Assets 2020 2021 2022 1Q'23 2Q'23 $90,769 $95,329 $113,895 $155,640 $159,715 1.39% 1.42% 1.40% 1.54% 1.58% ACL ACL/Total Loans 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 Allowance for Credit Losses Continued Strong Asset Quality Trends Credit metrics remain strong, with charge-offs, nonperforming and classified assets at historically low levels. Net charge-offs for the four most recent quarters averaged 0.06%. The increase in the allowance for credit losses to total loans in the first quarter of 2023 reflects the addition of the Professional Bank portfolio. $7,5190

Investment Securities Performance and Composition



($ in millions)
$1,801
1.98%
$795
2Q'22
$1,861
2.36%
$775
3Q'22
$1,872
2.77%
$747
4Q'22
$2,016
2.85%
$738
1Q'23
$1,916
3.13%
$708
2Q'23
HTM Securities
AFS Securities
Yield

- Portfolio yield increased 28 basis points to 3.13% from 2.85% in the prior quarter, including approximately 12 basis points of benefit from interest rate swaps initiated in the current quarter.
- AFS securities ended the quarter with a net unrealized loss of $252.5 million compared to a net unrealized loss of $223.2 million at March 31, 2023.
- HTM securities ended the quarter with a net unrealized loss of $130.2 million compared to a net unrealized loss of $119.1 million at March 31, 2023.
- High quality portfolio consisting of 81% agency backed, with the remainder comprised primarily of highly-rated investment grade bonds. CLO portfolio is 64% AAA and 36% AA.
- AFS portfolio duration of 4.1, total portfolio duration of 4.6.

Unrealized Loss in Securities as of June 30, 2023

(in thousands)	Amortized Cost	Fair Value	Net Unrealized Gain /(Loss)	Δ from 1Q'23
Available for Sale				
Government backed	$ 41,283	$ 40,974	$ (309)	$ (245)
Agency mortgage backed	1,623,932	1,393,543	(230,389)	(27,728)
Private label MBS and CMOs	143,008	129,671	(13,337)	(1,082)
CLO	310,516	303,312	(7,204)	(595)
Municipal	21,956	20,452	(1,504)	(159)
Other debt securities	27,991	28,279	288	514
Total Available for Sale	**$ 2,168,686**	**$ 1,916,231**	**$ (252,455)**	**$ (29,295)**
Held to Maturity				
Agency mortgage backed	$ 707,812	$ 577,586	$ (130,226)	$ (11,091)
Total Held to Maturity	$ 707,812	$ 577,586	$ (130,226)	$ (11,091)
Total Securities	**$ 2,876,498**	**$ 2,493,817**	**$ (382,681)**	**$ (40,386)**

SeacoastBank SECOND QUARTER 2023 EARNINGS PRESENTATION 17

18SECOND QUARTER 2023 EARNINGS PRESENTATION Deposits End-of-Period ($ in millions) $9,189 $8,765 $9,982 $12,310 $12,283 1.75% 3.25% 4.50% 5.00% 5.25% 0.06% 0.09% 0.21% 0.77% 1.38% Total Deposits Fed Funds Cost of Deposits 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 Distinctive Deposit Franchise Supported by Attractive Markets Continued focus on organic growth and relationship-based funding, in combination with our innovative analytics platform, supports a well-diversified, low-cost deposit portfolio. Transaction accounts represent 57% of overall deposit funding. Average deposits per banking center were $157 million compared to $148 million in the prior quarter. The number of new customers acquired in the second quarter of 2023 increased 8% compared to the prior quarter and increased 13% compared to the prior year quarter.

19SECOND QUARTER 2023 EARNINGS PRESENTATION Deposits End-of-Period ($ in millions) $9,189 $8,765 $9,982 $12,310 $12,283 Transaction Accounts Savings Money Market Time Deposits 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 Granular, Diverse and Relationship Focused Deposit Base Noninterest demand deposits represent 34% of overall deposits. The Company benefits from a granular deposit franchise, with the top ten depositors representing approximately 3% of total deposits. Consumer deposits represent 43% of total deposits, with an average balance per account of $23 thousand. Business deposits represent 57% of total deposits, with an average balance per account of $109 thousand. The average tenure for a Seacoast customer is 9.6 years. 64% 10% 21% 5% 65% 11% 19% 5% 64% 11% 20% 5% 59% 8% 23% 10% 13% 23% 7% 57%

Liquidity Sources vs Uninsured Deposits

Uninsured and uncollateralized deposits represent 28% of total deposits.

Total liquidity sources of $6.4 billion compared to uninsured and uncollateralized deposits of $3.5 billion, representing a 184% coverage ratio.

Without using FHLB borrowing capacity, lines of credit, or liquidating unpledged securities, SBCF could fund the loss of all uninsured and uncollateralized deposits with cash and borrowing capacity at the Federal Reserve.

Uninsured deposits represent 34% of overall deposit accounts. This includes public funds, which are protected from loss beyond FDIC insurance limits.

Cash and Borrowing Capacity vs. Uninsured Deposits ($ in millions)



$6,412
$664
Unpledged Securities
$300
Lines of Credit
$1,779
FHLB
$375
BTFP
$2,566
Discount Window
$728
Cash
Total Cash & Borrowing Capacity = $6.4 Billion
Uninsured and Uncollateralized Deposits = $3.5 Billion
$3,476
Borrowing Capacity + Cash
Uninsured and Uncollateralized Deposits

SeacoastBank SECOND QUARTER 2023 EARNINGS PRESENTATION 20

21SECOND QUARTER 2023 EARNINGS PRESENTATION $16.66 $15.98 $14.69 $14.25 $14.24 $21.65 $20.95 $22.45 $24.24 $24.14 Tangible Book Value Per Share Book Value Per Share 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 9.7% 9.8% 9.1% 8.4% 8.5% 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 17.7% 17.5% 15.8% 14.6% 15.0% 16.8% 16.5% 14.8% 13.4% 13.9% Total Risk Based Capital Tier 1 Ratio 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 13.0% 11.5% 10.4% 6.0% 12.1% 14.0% 12.5% 15.1% 10.3% 16.1% GAAP - ROTCE Adjusted - ROTCE 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level. Tangible Book Value and Book Value Per Share Tangible Common Equity / Tangible Assets Total Risk Based and Tier 1 CapitalReturn on Tangible Common Equity 1 10.0%2 8.0%2 Industry Leading Capital Position Supporting a Fortress Balance Sheet

Tracey L. Dexter Chief Financial Officer Tracey.Dexter@SeacoastBank.com (772) 403-0461 Michael Young Treasurer & Director of Investor Relations Michael.Young@SeacoastBank.com (772) 403-0451 INVESTOR RELATIONS NASDAQ: SBCF

23SECOND QUARTER 2023 EARNINGS PRESENTATION Appendix

24SECOND QUARTER 2023 EARNINGS PRESENTATION Quarterly Trend Six Months Ended (Amounts in thousands) 2Q'23 1Q'23 4Q'22 3Q'22 2Q'22 2Q'23 2Q'22 Commercial pipeline at period end $ 217,574 $ 297,380 $ 395,652 $ 530,430 $ 476,693 $ 217,574 $ 476,693 Commercial loan originations 317,378 321,665 489,605 340,438 461,855 639,043 834,841 Residential pipeline-saleable at period end 11,492 6,614 4,207 6,563 14,700 11,492 14,700 Residential loans-sold 19,078 13,935 10,652 16,381 42,666 33,013 93,888 Residential pipeline-portfolio at period end 27,110 48,371 17,149 60,684 53,092 27,110 53,092 Residential loans-retained 85,294 90,058 74,272 69,272 102,996 175,352 278,453 Consumer pipeline at period end 28,446 38,742 36,585 43,732 75,532 28,446 75,532 Consumer originations 97,184 110,602 88,746 133,093 130,784 207,786 214,008 Total Pipelines at Period End $ 284,622 $ 391,107 $ 453,593 $ 641,409 $ 620,017 $ 284,622 $ 620,017 Total Originations $ 518,934 $ 536,260 $ 663,275 $ 559,184 $ 738,301 $ 1,055,194 $ 1,421,190 Loan Production and Pipeline Trend

Florida Population Trends

MSA	Market Rank[1]	Number of Branches[1]	Deposits In Market ($000)[1]	Deposit Market Share (%)[1]	Percent of National Franchise (%)[1]	2023 Total Population (Actual)	2010-2023 Population Change (%)	2023 Projected Population Change (%)	2023-2028 Median Household Income ($)	2023-2028 Projected HH Income Change (%)
Miami-Fort Lauderdale-Pompano Beach, FL	14	27	$ 5,117,025	1.45 %	38.07 %	6,162,977	10.75 %	1.95 %	$ 66,672	10.76 %
Port St. Lucie, FL	1	11	2,742,127	20.58	20.40	511,894	20.70	7.53	68,090	11.74
Orlando-Kissimmee-Sanford, FL	7	13	1,913,006	2.52	14.23	2,778,772	30.19	6.35	68,251	10.63
Tampa-St. Petersburg-Clearwater, FL	18	5	714,041	0.77	0.05	3,268,872	17.45	5.19	65,247	11.68
Gainesville, FL	4	8	575,416	8.40	0.04	348,186	14.13	4.87	53,785	13.52

Florida's economic strength is evident. Individual and business migration has surged, and the economy has diversified across finance and technology.

Florida's population growth has roughly doubled the national average. That trend is projected to continue over the next 5 years.

14.6%

Between 2010 and 2020, Florida's population grew at twice the rate of overall U.S. population growth

#1

Florida was the top state for net in-migration for the ***fifth*** consecutive year

Sources: S&P Capital IQ.

[1] FDIC data pro forma as of June 30, 2022.

SeacoastBank SECOND QUARTER 2023 EARNINGS PRESENTATION 25

26SECOND QUARTER 2023 EARNINGS PRESENTATION This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP. Explanation of Certain Unaudited Non-GAAP Financial Measures

GAAP to Non-GAAP Reconciliation

		Quarterly Trend			
(Amounts in thousands except per share data)	2Q'23	1Q'23	4Q'22	3Q'22	2Q'22
Net Income	$ **31,249**	$ 11,827	$ 23,927	$ 29,237	$ 32,755
Total noninterest income	**21,576**	22,445	17,651	16,103	16,964
Securities losses/(gains), net	**176**	(107)	(18)	362	300
BOLI benefits on death (included in other income)	**—**	(2,117)	—	—	—
Total Adjustments to Noninterest Income	**176**	(2,224)	(18)	362	300
Total Adjusted Noninterest Income	**21,752**	20,221	17,633	16,465	17,264
Total noninterest expense	**107,865**	107,475	91,510	61,359	56,148
Salaries and wages	**(1,573)**	(4,240)	(5,680)	—	(652)
Outsourced data processing costs	**(10,904)**	(6,551)	(2,582)	—	(420)
Legal and professional fees	**(1,664)**	(4,789)	(6,485)	(1,791)	(1,381)
Other categories	**(1,507)**	(1,952)	(1,393)	(263)	(586)
Total merger-related charges	**(15,648)**	(17,532)	(16,140)	(2,054)	(3,039)
Amortization of intangibles	**(7,654)**	(6,727)	(4,763)	(1,446)	(1,446)
Branch reductions and other expense initiatives	**(571)**	(1,291)	(176)	(960)	—
Total Adjustments to Noninterest Expense	**(23,873)**	(25,550)	(21,079)	(4,460)	(4,485)
Total Adjusted Noninterest Expense	**83,992**	81,925	70,431	56,899	51,663
Income Taxes	**10,189**	2,697	7,794	9,115	8,886
Tax effect of adjustments	**6,095**	5,912	5,062	1,222	1,213
Adjusted Income Taxes	**16,284**	8,609	12,856	10,337	10,099
Adjusted Net Income	$ **49,203**	$ 29,241	$ 39,926	$ 32,837	$ 36,327
Earnings per diluted share, as reported	$ **0.37**	$ 0.15	$ 0.34	$ 0.47	$ 0.53
Adjusted Earnings per Diluted Share	**0.58**	0.36	0.56	0.53	0.59
Average diluted shares outstanding	**85,536**	80,717	71,374	61,961	61,923

SeacoastBank SECOND QUARTER 2023 EARNINGS PRESENTATION 27

GAAP to Non-GAAP Reconciliation

	Quarterly Trend				
(Amounts in thousands except per share data)	2Q'23	1Q'23	4Q'22	3Q'22	2Q'22
Adjusted Noninterest Expense	$ **83,992**	$ 81,925	$ 70,431	$ 56,899	$ 51,663
Foreclosed property expense and net gain (loss) on sale	**57**	(195)	411	(9)	968
Provision for unfunded commitments	**—**	(1,239)	—	(1,015)	—
Net Adjusted Noninterest Expense	$ **84,049**	$ 80,491	$ 70,842	$ 55,875	$ 52,631
Revenue	$ **148,539**	$ 153,597	$ 137,360	$ 104,387	$ 98,611
Total Adjustments to Revenue	**176**	(2,224)	(18)	362	300
Impact of FTE adjustment	**190**	199	149	115	117
Adjusted Revenue on a Fully Taxable Equivalent Basis	$ **148,905**	$ 151,572	$ 137,491	$ 104,864	$ 99,028
Adjusted Efficiency Ratio	**56.44 %**	53.10 %	51.52 %	53.28 %	53.15 %
Net Interest Income	$ **126,963**	$ 131,152	$ 119,709	$ 88,284	$ 81,647
Impact of FTE adjustment	**190**	199	149	115	117
Net Interest Income Including FTE adjustment	$ **127,153**	$ 131,351	$ 119,858	$ 88,399	$ 81,764
Total noninterest income	**21,576**	22,445	17,651	16,103	16,964
Total noninterest expense	**107,865**	107,475	91,510	61,359	56,148
Pre-Tax Pre-Provision Earnings	$ **40,864**	$ 46,321	$ 45,999	$ 43,143	$ 42,580
Total Adjustments to Noninterest Income	**176**	(2,224)	(18)	362	300
Total Adjustments to Noninterest Expense	**(23,816)**	(26,984)	(20,668)	(5,484)	(3,517)
Adjusted Pre-Tax Pre-Provision Earnings	$ **64,856**	$ 71,081	$ 66,649	$ 48,989	$ 46,397
Average Assets	$ **14,887,289**	$ 13,947,976	$ 12,139,856	$ 10,585,338	$ 10,840,518
Less average goodwill and intangible assets	**(842,988)**	(750,694)	(521,412)	(305,935)	(307,411)
Average Tangible Assets	$ **14,044,301**	$ 13,197,282	$ 11,618,444	$ 10,279,403	$ 10,533,107

SeacoastBank SECOND QUARTER 2023 EARNINGS PRESENTATION 28

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	2Q'23	1Q'23	Quarterly Trend 4Q'22	3Q'22	2Q'22
Return on Average Assets (ROA)	**0.84 %**	0.34 %	0.78 %	1.10 %	1.21 %
Impact of removing average intangible assets and related amortization	**0.22**	0.18	0.16	0.07	0.08
Return on Average Tangible Assets (ROTA)	**1.06**	0.52	0.94	1.17	1.29
Impact of other adjustments for Adjusted Net Income	**0.35**	0.38	0.42	0.10	0.09
Adjusted Return on Average Tangible Assets	**1.41**	0.90	1.36	1.27	1.38
Pre-Tax Pre-Provision return on Average Tangible Assets	**1.33**	1.58	1.69	1.71	1.66
Impact of adjustments on Pre-Tax Pre-Provision earnings	**0.52**	0.60	0.59	0.18	0.11
Adjusted Pre-Tax Pre-Provision Return on Tangible Assets	**1.85**	2.18	2.28	1.89	1.77
Average Shareholders' Equity	**$ 2,070,529**	$ 1,897,045	$ 1,573,704	$ 1,349,475	$ 1,350,568
Less average goodwill and intangible assets	**(842,988)**	(750,694)	(521,412)	(305,935)	(307,411)
Average Tangible Equity	**1,227,541**	1,146,351	1,052,292	1,043,540	1,043,157
Return on Average Shareholders' Equity	**6.05 %**	2.53 %	6.03 %	8.60 %	9.73 %
Impact of removing average intangible assets and related amortization	**6.03**	3.43	4.33	2.93	3.28
Return on Average Tangible Common Equity (ROTCE)	**12.08**	5.96	10.36	11.53	13.01
Impact of other adjustments for Adjusted Net Income	**4.00**	4.38	4.69	0.95	0.96
Adjusted Return on Average Tangible Common Equity	**16.08**	10.34	15.05	12.48	13.97
Loan Interest Income[1]	**$ 148,432**	$ 135,341	$ 105,437	$ 74,050	$ 69,388
Accretion on acquired loans	**$ (14,191)**	$ (15,942)	$ (9,710)	$ (2,242)	$ (2,720)
Loan interest income excluding accretion on acquired loans	**134,241**	$ 119,399	$ 95,727	$ 71,808	$ 66,668

[1] On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

SeacoastBank SECOND QUARTER 2023 EARNINGS PRESENTATION 29

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)		2Q'23		1Q'23		4Q'22		3Q'22		2Q'22
						Quarterly Trend				
Yield on Loans[1]		5.89 %		5.86 %		5.29 %		4.45 %		4.29 %
Impact of accretion on acquired loans		(0.56)		(0.69)		(0.49)		(0.14)		(0.16)
Yield on loans excluding accretion on acquired loans		5.33 %		5.17 %		4.80 %		4.31 %		4.13 %
Net Interest income[1]	$	127,153	$	131,351	$	119,858	$	88,399	$	81,764
Accretion on acquired loans		(14,191)		(15,942)		(9,710)		(2,242)		(2,720)
Net interest income excluding accretion on acquired loans	$	112,962	$	115,409	$	110,148	$	86,157	$	79,044
Net Interest Margin[1]		3.86 %		4.31 %		4.36 %		3.67 %		3.38 %
Impact of accretion on acquired loans		(0.43)		(0.53)		(0.35)		(0.09)		(0.12)
Net interest margin excluding accretion on acquired loans		3.43 %		3.78 %		4.01 %		3.58 %		3.26 %
Security Interest Income[1]	$	21,018	$	19,375	$	18,694	$	15,827	$	12,562
Tax equivalent adjustment on securities		(23)		(26)		(34)		(35)		(36)
Security interest income excluding tax equivalent adjustment	$	20,995	$	19,349	$	18,660	$	15,792	$	12,526
Loan Interest Income[1]	$	148,432	$	135,341	$	105,437	$	74,050	$	69,388
Tax equivalent adjustment on loans		(167)		(173)		(115)		(80)		(81)
Loan interest income excluding tax equivalent adjustment	$	148,265	$	135,168	$	105,322	$	73,970	$	69,307
Net Interest Income[1]	$	127,153	$	131,351	$	119,858	$	88,399	$	81,764
Tax equivalent adjustment on securities		(23)		(26)		(34)		(35)		(36)
Tax equivalent adjustment on loans		(167)		(173)		(115)		(80)		(81)
Net interest income excluding tax equivalent adjustment	$	126,963	$	131,152	$	119,709	$	88,284	$	81,647

[1]On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

SeacoastBank SECOND QUARTER 2023 EARNINGS PRESENTATION 30